EXHIBIT 99.1

Broadwing Corporation Reports Financial Results for the Third Quarter

Former Corvis Corp. Recognized $163.4 Million in Revenue

Corporate Gross Margins Up Again Significantly Year-Over-Year

Broadband / Data Revenues Up Significantly Year-Over-Year

Company Marks Strategic Milestone with Name Change and Close of Focal Acquisition

COLUMBIA, MD (November 9, 2004) – Broadwing Corporation (NASDAQ: BWNG) today reported revenues of $163.4 million for its third fiscal quarter ended September 30, 2004. Revenues for the third quarter were generated primarily from communications services revenues recorded by its subsidiary, Broadwing Communications, LLC.

“This quarter marked another milestone in our strategy to focus on opportunities in the communication services market,” said Dr. David Huber, Broadwing Corporation’s chairman and chief executive officer. “We changed our name to Broadwing Corporation and closed our acquisition of Focal Communications Corporation. We also held revenues stable and improved our gross margins in what continues to be a challenging market and recorded our first revenue from local voice services which is now integrated into our growth plans.”

The company reported that its broadband and data business has grown 11 percent year-over-year, including recent growth in its high-bandwidth, optical services. Communications services’ gross margins grew to 32 percent in the third quarter versus 23 percent for the same period last year.

During the quarter “Corvis” became “Broadwing”, underscoring the company’s primary focus as a service provider of voice, data and media with an expanded reach into major metropolitan areas. The company also closed the acquisition of Focal Communications that added 4,000 enterprise and wholesale customers in 23 tier-one U.S. markets. “With the enhanced power of the Broadwing brand and our expanded network assets, we are well-positioned to become the carrier of choice for customers who demand speed, flexibility, reliability and market-leading customer service,” said Dr. Huber.

Quarterly Results

The Broadwing Communications, LLC, services subsidiary contributed $163.1 million in revenues in the third quarter, essentially in line with the company’s expectations. This quarter’s revenues included one month of revenues from Focal Communications. Broadwing’s data and broadband revenues, targeted areas of growth, increased again this quarter, up 5% sequentially from the second quarter 2004 and represented 61% of the company’s quarterly services revenue or $100.2 million dollars.

Broadwing’s long-distance and local voice services revenues were up 36% from the second quarter 2004 and represented 39% of total services revenues for the third quarter 2004 or $62.9 million dollars. The increase in voice revenues this quarter was due primarily to the inclusion of Focal voice revenues. The remaining $0.4 million of total reported revenue was generated from the company’s communications equipment and equipment services delivered primarily to the U.S. Government.

Reported net loss for the quarter was ($36.8) million, or ($0.69) loss per share, for the current quarter as compared with a reported net loss of ($112.3) million, or ($2.55) loss per share, for the third quarter of 2003. This quarter’s results included restructuring and other charges of $2.6 million dollars. The company’s reported net loss per share results are reflective of the company’s recent 1:20 reverse stock split and subsequent 1:1 stock dividend enacted in the third quarter.

“In a little over a year, we have accomplished a great deal of what we set out to do,” said Lynn Anderson, Broadwing Corporation’s chief financial officer. “We’ve made marked improvements in our reported financials as we continue to position the company for long-term success and profitability.”

Financial Position

Cash, cash equivalents and investments were $321.7 million at September 30, 2004. This compares to $451.9 million at June 30, 2004. The change in cash this quarter was due primarily to cash expenditures associated with the pay-off of approximately $78.6 million of debt assumed in the acquisition of Focal Communications, $11.4 million in capital expenditures related to our new market initiatives like VoIP and the Media Services Network, network upgrades and success-based investments for recent customer wins. In addition, the company had cash expenditures associated with annual insurance premiums paid this quarter as well as costs associated with the closing of the Focal acquisition.

Quarterly and Year-To-Date Highlights

October 20, 2004—Broadwing Communications Launches Broadwing PRIorityConnect New Voice Product Enables Carriers and Enterprises to Offer National Connectivity for Their Voice over Internet Protocol (VoIP) Deployment

http://www.broadwing.com/bwngcorp/pressreleases/pr468.html

October 20, 2004—Broadwing Communications Opens Television Operations Center Maryland Facility Enables Enhanced 24/7 Management and Control of Media Services Network for an Expanding Portfolio of Services

http://www.broadwing.com/bwngcorp/pressreleases/pr467.html

September 28, 2004—Corvis Corporation to Change Name to Broadwing Corporation Reflects Primary Focus as All-Optical Service Provider of Voice, Data and Media; Change Follows Two Successful Acquisitions in Past 18 Months; Corvis Equipment Business to Become Subsidiary of Broadwing Corporation; Announces Reverse Stock Split and Stock Dividend

http://www.broadwing.com/bwngcorp/pressreleases/pr465.html

September 2, 2004—Broadwing Communications to Expand Its Reach with the Addition of Focal Communications Corvis Corporation, Parent Company, Closes Acquisition of Chicago-Based CLEC; Adds 4,000 Enterprise and Wholesale Customers in 23 Tier-One U.S. Markets; Combined Network To Expand Reach into Major Metropolitan Areas; Local Exchange Voice Added to Robust Portfolio of Voice, Data and Video Services

http://www.broadwing.com/bwngcorp/pressreleases/corv2.html

August 6, 2004—Broadwing Communications Selected as a Certified Vendor for General Motors Dealer Equipment General Motors Dealers Able to Use Broadwing’s Award-Winning IP Backbone and All-Optical Network for Critical Data Services

http://www.broadwing.com/bwngcorp/pressreleases/pr460.html

July 26, 2004—Ascent Media Network Services Selects Broadwing Communications for Real-Time Video and File Transfers

Ascent Media Takes its Place as Broadwing’s First Customer Using DTM Technology

http://www.broadwing.com/bwngcorp/pressreleases/pr458.html

July 23, 2004—Broadwing Communications Wins 2004 Product Line Strategy Leadership Award from Frost & Sullivan Awarded for “Customer Insight” Leading to Expanded “Connect Family of Services” for Enterprises and Service Providers

http://www.broadwing.com/bwngcorp/pressreleases/pr457.html

July 22, 2004 –National Healthcare Provider Selects Broadwing Communications

Mayo Foundation signs an agreement with Broadwing for private line services utilizing Broadwing’s nationwide, all-optical network to connect clinic locations in Rochester, Minnesota; Jacksonville, Florida; and Scottsdale, Arizona.

http://www.broadwing.com/bwngcorp/pressreleases/pr456.html

June 16, 2004-AirTran Airways Soars with Broadwing Communications

Award-Winning Backbone Enables On-Line Reservations and Check-In for Airline

http://www.broadwing.com/bwngcorp/pressreleases/pr454.html

June 8, 2004—Cozen O’Connor Joins Leading Law Firms in Selection of Broadwing for Unique Private Line Solution

Cozen O’Connor Connects Domestic Locations with Broadwing All-Optical Network

http://www.broadwing.com/bwngcorp/pressreleases/pr451.html

April 14, 2004—Broadwing Launches Media Services Network

All-Optical Network Enables “Contribution-Quality” Video for Broadcast Television and Media Producer Markets. Announces Construction of New Television Operations Center in Maryland and First Customer-HTN Communications.

http://www.broadwing.com/bwngcorp/pressreleases/pr446.html

March 22, 2004—Broadwing Selected as Primary Provider for GENEX Services, Inc.

Leading Managed Care Services Provider Renews Contract, Adds Data And Voice Products in Multi-Year, Multi-Million Dollar Deal.

http://www.corvisequipment.com/displayRelease/0,1416,367,00.html

March 18, 2004—Blue Cross and Blue Shield Association Expands Services Offered Under Broadwing Contract

New Voice and Data Products including Business Continuity, Disaster Recovery and MultiConnect Express Offered to 41 Member Plans.

http://www.corvisequipment.com/displayRelease/0,1416,366,00.html

March 8, 2004—Corvis Corporation to Acquire Focal Communications

Expands Market Opportunities and Revenue Stream for Broadwing Communications While Accelerating Broadwing’s Access Forward Cost Initiative, Nationwide CLEC Offers Complementary Footprint in Major Metro Areas, Broadwing’s All-Optical Network to Lower Focal’s Long Haul Transport Costs, Deal Expected to Close Later This Summer.

http://www.corvisequipment.com/displayRelease/0,1416,365,00.html

March 2, 2004—Western Gas Resources Selects Broadwing for Frame Relay Services

Fortune 1000 Company Uses Broadwing Network to Connect Field Service Sites in Remote

Areas of Rocky Mountains, Mid-Continent and West Texas Regions of the United States.

http://www.corvisequipment.com/displayRelease/0,1416,364,00.html

February 24, 2004—Broadwing and Shaw Communications Expand Services and Market Footprint Across North America

Strategic Agreement Provides for Broadwing to Supply Network Services to Big Pipe in the United States and for Big Pipe to Supply Broadwing with Network Services Throughout Canada. http://www.corvisequipment.com/displayRelease/0,1416,363,00.html

February 23, 2004—Corvis Closes its Private Placement of up to $300 Million of Senior Unsecured Convertible Notes

Strengthens Already Strong Balance Sheet That Demonstrates Staying Power for Largest Customers, Funds Help Support Rollout Plans for New Service and Product Initiatives, Possible Strategic Acquisitions. http://www.corvisequipment.com/displayRelease/0,1416,362,00.html

February 18, 2004—Illinois Tool Works Renews Contract with Broadwing

Fortune 500 Company Selects Broadwing as One of its Preferred Carriers for Private Line Frame Relay, Dedicated Internet Access and Voice. http://www.corvisequipment.com/displayRelease/0,1416,361,00.html

Webcast Information

In conjunction with this announcement, Broadwing will host a conference call to review its third quarter financial results and other operational developments, today, November 9th at 11:00 AM ET. The live broadcast of the conference will be available via Broadwing’s website, www.broadwing.com. An archived audio of the conference call will be available for future reference through the Broadwing website at www.broadwing.com.

About Broadwing Corporation

Broadwing Corporation, through its consolidated subsidiaries Broadwing Communications, LLC, and Corvis Equipment Corporation, offers innovative optical networking solutions that deliver voice, video and data solutions rapidly, flexibly and at what we believe to be the lowest total cost in the industry. Broadwing Communications, LLC, is an innovative provider of data, voice, and video solutions to enterprise, service provider, and government customers. Enabled by its one-of-a-kind, all-optical network and award-winning IP backbone, Broadwing Communications, LLC offers a full suite of the highest quality communications products and services, with unparalleled customer focus and speed. Corvis Equipment Corporation provides service providers and government agencies with scalable optical networking equipment that dramatically reduces the overall expenses associated with building and operating networks. For more information, visit www.broadwing.com.

Broadwing and its logo and Corvis and its logo are trademarks and/or service marks of Broadwing Communications, LLC, and/or Broadwing Corporation. All trademarks and service marks not belonging to Broadwing are the property of their respective owners.

Investor Note Regarding Forward-Looking Statements

Statements in this press release regarding Broadwing Corporation and/or Broadwing Communications, LLC (collectively “Broadwing”), that are not statements of historical fact may include forward-looking statements, and statements regarding Broadwing’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Broadwing’s actual results could differ materially from these statements.

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